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                                                                 EXHIBIT 5.1


                                May 21, 1997


American Health Properties, Inc.
6400 South Fiddler's Green Circle, Suite 1800
Englewood, Colorado  80111

        Re: Registration Statement on Form S-3 Relating to $300,000,000 Aggregate Principal Amount of Equity Securities and Debt Securities

Ladies and Gentlemen:

        We have acted as counsel for American Health Properties, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "1933 Act"), of $300,000,000 principal amount of preferred stock, depositary shares, common stock and warrants (the "Equity Securities") and debt securities (the "Debt Securities" and together, the "Securities") that may be issued by the Company.

        This opinion is delivered pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

        We have examined the forms of the Indentures incorporated by reference by the Company as exhibits to the Registration Statement (the "Indentures"). In addition, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of the Company and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

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American Health Properties, Inc.
May 21, 1997
Page 2


        We have assumed for purposes of this opinion (i) the corporate power, authority and legal right of the trustee or trustees (the "trustees") under the Indentures to execute, deliver and perform their obligations under the Indentures, that the performance of such obligations by the trustees will not violate their charter or by-laws and that the trustees have the legal ability to exercise their trust powers and (ii) that the Indentures will have been duly authorized, executed, authenticated and delivered by the applicable trustee at the time of issuance of any Debt Securities.

        The following opinions are limited solely to applicable federal law of the United States of America, the laws of the State of Colorado and the General Corporation Law of the State of Delaware. While we are not licensed to practice in the State of Delaware, we have reviewed applicable provisions of the General Corporation Law of Delaware as we have deemed appropriate in connection with the provisions expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.

        Based upon and subject to the foregoing, we are of the opinion that:

                1. The issuance and sale by the Company of up to $300,000,000 of Securities, as provided in the Registration Statement, have been duly and validly authorized by all necessary corporate action of the Company.

                2. The Company's common stock, $0.01 par value per share (the "Common Stock"), when issued and sold in conformity with the resolutions of the board of directors of the Company and as provided in the Registration Statement, will be validly issued, fully paid and non-assessable.

                3. The Company's Equity Securities (other than the Common Stock), when issued and sold in conformity with the resolutions of the board of directors of the Company and as contemplated by the Registration Statement, will be validly issued.

                4. When (i) the Registration Statement has become effective under the 1933 Act, (ii) the applicable Indenture has been qualified under the Trust Indenture Act of 1939 and has been duly executed and delivered by the parties thereto, (iii) the definitive terms of any Debt Securities and of their issue and sale have been duly established in conformity with the resolutions of the board of directors of the Company and the applicable Indenture so as not to violate any applicable law or agreement or instrument then binding on the Company,
                        (iv) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and (v) such Debt Securities have been issued and sold as contemplated in the

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American Health Properties, Inc.
May 21, 1997
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                        Registration Statement, the prospectus contained
                        therein (the "Prospectus") and in the applicable supplement to the Prospectus, such Debt Securities will constitute valid and legally binding obligations of the Company, entitled to the benefits provided by the applicable Indenture, except (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading "Validity of Securities" in the Prospectus included in the Registration Statement as the counsel who will pass upon the validity of the securities. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules of the Securities and Exchange Commission thereunder.

                                        Very truly yours,


                                        /s/ DAVIS, GRAHAM & STUBBS, LLP
                                        -------------------------------
                                            DAVIS, GRAHAM & STUBBS, LLP